UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 31, 2007

247 MGI, INC.
(Exact name of registrant as specified in its charter)

Florida	000-30011	65-0309540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1007 North Federal Highway, Suite D-6, Fort Lauderdale, Florida	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(954) 323-2516

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement
ITEM 3.02	Unregistered Sale of Equity Securities
ITEM 5.06	Change in Shell Company Status

As disclosed in our Annual Report on Form 10-KSB for the year ended December 31, 2007, as of the date of that report, we were a “shell company” within the meaning of Rule 12b-2 under the Exchange Act because, at the time we filed that report, we had no or nominal operations; and either no or nominal assets, assets consisting solely of cash and cash equivalents or assets consisting of cash and nominal other assets.

As further disclosed in our Annual Report, we have encountered difficulties in identifying assets and/or businesses to acquire in large part due to third party reluctance to combine with us due to our existing liabilities, actual and contingent, and our history of actual and threatened lawsuits.  As a result, we embarked on a strategy to seek revenue-producing activities by acquiring under-managed, under utilized and/or fragmented assets and business concepts, assembling complementary assets and businesses and seeking to grow them internally into profitable business operations.  Our strategy envisions a one-stop Internet media and advertising company that will assist publicly and privately-held clients by offering a wide variety of services, including:

•	Production and Transmission of Internet Protocol TV (IPTV);
•	Production and Transmission of Internet Protocol Radio (IPRadio);
•	Infomercial production;
•	Providing website design and hosting services and e-commerce solutions;
•	Marketing personalized DVD birthday and greeting cards;
•	EDGAR filings services;
•	Press release composition and dissemination; and
•	Producing TV and radio shows for third parties.

As the first major step we have taken to implement our strategy, on August 31, 2007, we purchased certain assets pursuant to the terms of an Asset Purchase Agreement with 247 Media Holdings, LLC, a limited liability company owned and controlled by Matthew P. Dwyer, our president and chief executive officer (“Media Holdings”).  The assets, which had previously been acquired by Media Holdings, included the following:

•	an under construction studio for the production and transmission of IPTV and IPRadio, including studio and other equipment necessary for IPRadio broadcasts;
•	rights under various contracts and assets related to Digicard, including a finished demo in English and Spanish, of a custom personalized DVD birthday greeting card;
•	A proprietary, custom-designed “Hybrid Player” designed as a media player for Internet playback, with features that allow audience participation;
•	Domain names;
•	Office equipment; and
•	Proprietary and generic software.

The assets we have acquired are expected to facilitate the development of our business.  IPTV and IPRadio are systems that deliver digital television and radio services by using Internet Protocol over a network infrastructure, which may include delivery by a broadband connection.  These systems provide television and radio content that, instead of being delivered through traditional broadcast and cable formats, is received by the viewer through technologies used for computer networks.  We expect to use the Internet to deliver high quality content more efficiently than our competition.  We also intend to create unique programming to include "live" as well as streaming video content to be delivered through the web and via satellite.  We also intend to provide financial marketing services including press release composition and dissemination, as well as EDGAR conversion and filing services.

The aggregate purchase price for the assets was $80,000 which represented a 16% discount to the historic development costs of the assets acquired.  As consideration we issued the seller 2,500,000 shares of our common stock, valued at $80,000 (based on the fair market value of our common stock on the date the purchase agreement was signed).  This issuance of the shares was exempt from registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of that act.

For the reasons discussed above, prior to our acquisition of these assets we were a "shell company" within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934.  Following consummation of the asset purchase agreement with Media Holdings we ceased being a shell company because we now have more than nominal assets.  The purchased assets are unrelated and individually insignificant assets that were not used in connection with a prior operating business.  Inasmuch as the assets were acquired from a related party, the acquisition did not result in a change in control or management of the Company.   We believe that our acquisition of these assets will permit us to generate revenues in furtherance of our business model.  In the near term infurtherance of our business model, is subject to numerous risks and uncertainties including our ability to generate revenues and/or raise at least $2 million dollars, and we currently have no commitments to secure these funds.

Products and Services

As a multi-media company, we intend to provide advertising services, including interactive, live timely financial content to be delivered over the Internet to corporate entities and individual investors.  We envision that our client companies will use our services to provide complete information relating to their operational activities and financial condition thereby enabling individual investors to obtain the data needed for investment decision making.  The sites currently available for company presentations restrict information to synopsis type outlines.  We expect to generate revenues from monthly fees to be paid by companies desiring to showcase their products or services and from subscription fees to be paid by readers.

We intend to initially launch the first of what we believe will be several unique IPRadio and IPTV features, with “Smallcap Rapp,” a half hour live, unscripted IPRadio audio program.  We initially expect to air the program once a week and add additional shows as the audience expands.  The show will be designed to be fully interactive with the listening audience enabling a real-time question and answer session directly with the guest company via the telephone, instant messaging (IM) or email.  A second planned feature will be the addition of animated graphics that will accompany the audio portions of the program.  Listeners will see informative graphics and illustrations to help them visualize key audio points.  We expect to significantly improve on existing Internet programming and viewer reception, in part due to the uniquely high quality stereo audio feed we expect to provide.  These improvements are made possible by using a combination of digitally-capable equipment, large amounts of bandwidth and third-oparty compression software to permit high quality streaming while using less bandwidth..  We anticipate that live shows will be recorded and be available in an archive on our website as well as in a downloadable format as a pod cast.

Our goal is to initially launch our IPTV show during the latter part of 2007, with programming to include predominantly the same features as our IPRadio program.  While there are currently several companies offering video interviews from various exchanges or back drops, these offerings are also generally scripted five to eight minute segments, and do not provide a forum to provide new information or viewer participation.  We expect that our programming will be delivered live over the Internet in a screen format sufficiently large to permit viewers to easily see without the need to sit inches from their computer screen, or encounter buffering delays which cause the webcast to start and stop.  Through the use of proper lighting and a three camera shot in high definition, our goal is to provide viewers with broadcast television quality.

In addition, we intend to offer financial marketing services as well as other complimentary services to our core offerings including a news release service, EDGAR filing service, and an in-house creative department.  We have been registered with the Securities and Exchange Commission as an EDGAR filer since 2004.

Included in the assets we acquired under the Asset Purchase Agreement was “247Newswire,” a fully automated newswire service for the dissemination of news.  We expect that our news release service will have the capability to produce press releases for companies in both text and audio.  The audio will be available in eight different languages and the site will have a user friendly interface enabling the client to upload a release, then select the date and time of dissemination and the type of distribution they desire.  The program will then take the client to a confirmation page which will detail their selections and give the client a cost breakdown for the release.  At this point the customer can chose to either choose the method of payment and process their order, or go back and modify or cancel their order.  Once all selections have been made, the customer can "submit" the order and the press release will automatically be delivered to the wire service in accordance with their selections.

We also intend to provide an array of website creation and development services.  We intend to offer creative services to construct new websites and provide “make-overs” of existing websites.  We also expect to offer customers the ability to include audio and video on their websites.

It is our goal to operate a full-service multimedia creative agency with a host of talent that is cost-effectively assembled on a per project basis for each of their individual client needs.  We intend to provide clients with budgeting options for every project.  Our management maintains professional associations in many diverse areas and industries including offset printing, film production, creative lighting, props, locations, media duplication, souvenir merchandising and apparel, television, radio and the internet.  In order to contain our overhead expenses, as additional staff or specific talent is required for a particular project, we intend to leverage upon contacts of management and engage the individuals on a freelance basis to accomplish client goals in a targeted and time sensitive manner.

Marketing Strategy

In order to reduce our marketing expenses, we intend to seek partnerships with existing publications directed towards the small cap marketplace and seek to develop a customer base under the brand names 247 Broadcast Network (247BN), 247 Internet Broadcast Network (247IBN) and 247 Internet Television Network (247ITN).  We intend to take advantage of the subscriber bases of existing newsletters, direct mail initiatives, television and radio programs and similar marketing endeavors to build a customer base for our products and services.  To date, we have not entered into any strategic partnerships or similar alliances that will permit us to market our products and services.

Studio

We have leased approximately 2,500 square feet of space in Coral Springs, Florida, as assignee of a lease entered into by Media Holdings, at which we intend to maintain executive offices and a studio for the production of IPTV and IPRadio transmissions.  The studio was designed and constructed by Matthew P. Dwyer, our President and Chief Executive Officer.  Management determined that the construction of a studio for Internet broadcasting was more economically favorable than leasing studio space and retrofitting it for Internet broadcast capability.  The studio includes separate control rooms for IPTV production and IPRadio production so that broadcasts in both formats could occur at the same time.  We intend to produce our own IPTV and IPRadio programming, and to offer third parties the ability to produce and transmit their own content.  We expect to generate revenue from third party usage from fees for use of the studio, a mark-up on bandwidth used by the third-parties, as well as ancillary services desired by the third-parties, including media storage services.

Hybrid Player

Following several months researching websites that offer audio and video interviews, management determined that there was one common problem – they all had a small screen which made it impossible to display graphics.  As a result of this deficiency, Matthew P. Dwyer, our President and Chief Executive Officer, originated and designed a “Hybrid Player,” an Internet media player (similar in function to Window’s Media Player and Real Player), with the ability to permit interaction between the show and viewers/listeners through the use of a built-in text module.  In March 2006, Mr. Dwyer implemented his design in conjunction with a software development company in India, and the first version of the player was released in June of 2007.

Management believes that the Player is unique, and is not aware of any other device incorporating the capabilities of the Player, which is designed to combine the functions of a media player and chat module.  This dual functionality allows for audience interaction during the broadcasts with the host or guest and among the viewers or listeners of a show.  When a user types out a message it is displayed on the screen for all viewers to see and the host or guest to respond to.  Participants can have private chat sessions with unlimited members, setup rooms for discussions, use webcams and web conferencing, pc to pc calling and file sharing.

The Player has all the features of a traditional media player stop/play/pause.  An “On Air” button lights up bright red when a live broadcast is being aired, and an archive button to view or listen to older programs.  The Player also incorporates a “hidden moderator” to protect against inappropriate conduct or language.  The moderator serves the function of the seven second delay system used in traditional broadcast stations.  The moderator has the ability to prevent inappropriate language or comments from being displayed on the screen for the viewers, host or guest to see.  If the inappropriate conduct continues, the moderator has the ability to exclude the offensive party from the broadcast.

We intend to use the Hybrid Player in connection with our broadcasts, and, in the future, we may charge third parties using our studio for the use of the Player.  We may also lease the Player to third parties for other applications such as technical support and customer service, and to charge a fee based on the number of participants.

DigiCard

DigiCard is a personalized DVD greeting from a sports celebrity, initially designed as a gender-specific birthday greeting targeted to three age groups – 4-10, 10-18, and 18 and above.  Digicard was created and developed by Matthew P. Dwyer, our President and Chief Executive Officer, based upon his evaluation of a third party’s sports celebrity greeting card in paper format. We believe that Digicard will complement our focus on offering unique, technology-driven, media-related products over the Internet.

The greeting will be accomplished by the sports celebrity coming to our studio and recording names in blocks of names until we have accumulated about 3,000 names.  Once a card is purchased we can simply drop the individual’s names in to the audio track so the message is personalized by directing it to the particular individual

We have completed a demo with Ed Duque of the New York Mets for which we paid him $2,500. Sports celebrities are expected to be introduced to us by a third party (who we will pay a commission comprised of a flat fee and a royalty based on product sales) and to date, we have received letter of interest from several professional baseball players. We expect to compensate players at a rate of $7,500 for every two hours of studio time or any part of that time; and to pay the player a $10.00 royalty per card sold and $1.00 for every item of agreed upon merchandize sold.  In addition, we will donate $1.00 per card sold to a charity of the player’s choice, in the player’s name, and donate another $1.00 per card sold in the player’s name to a charity of our choice.  It is estimated that it will cost approximately $20,000 per celebrity to create their master.  Once the recording sessions for a player are completed, masters are made in-house at our studio facility, and when a card is ordered all that remains to be done is to transfer a file to a DVD.  The DVD’s are expected to be produced in-house.

We expect to offer DigiCard on our website.  We are in the process of designing a web interface that will we hope will streamline the process so when a consumer accesses the DigiCard site they are able to select the individuals name, then select the age bracket, then select the team and player they wish the message to come from.  Once all selections have been made, the consumer will be able to choose one of three ways to purchase the DigiCard DVD: burn the DVD at home; request that a link be sent to the card recipient via email so that they can view the message online; and, have the Company produce the DVD, along with a DVD case and outer insert, and send it to the recipient by mail.  In the event either of the first two options is selected, the customer will also have the ability to physically receive the DigiCard DVD.  In order to expand our revenue base, we expect to include a final web page where customers can purchase autographed bats, balls, hats, T-shirts and other memorabilia.  DigiCard will initially be marketed at a price of $29.95 for the DVD greeting, and is expected to compete directly with traditional paper greeting cards and e-cards.  Depending upon the success of sports celebrity DigiCards, we will explore expanding the occasions for which DigiCard may be given.

Proposed Acquisition of PurFusion Group of Companies

On September 10, 2007, we entered into a Securities Purchase Agreement with Norman Farrar and PurFusion Group of Companies, Inc. and its subsidiaries under which we have agreed to purchase all of the issued and outstanding capital stock of Profusion Group from Mr. Farrar for an aggregate purchase price of $180,000, plus shares of our common stock in an amount equal to 35% of out issued and outstanding common stock (the “247 Shares”).

PurFusion Group offers a diversified product line consisting of proprietary and licensed products designed to enhance the branding and marketing of companies on the web, which is offered to small to medium sized enterprises, including in the sports and entertainment industries.  PurFusion uniquely combines technology, marketing and media to provide a competitive advantage to its customers’ Internet productivity by enhancing a person visit to their website making it more functional and informative.  PurFusion seeks to increase revenues, generate web traffic and brand awareness, while, at the same time, gathering statistical information for its customers.  The addition of PurFusion Group to our operations is expected to permit us to expand our product offerings and offer customers a complete web solution, including website development, branding, marketing, SEO and audio/visual streaming.

Under the Securities Purchase Agreement, we have agreed to loan PurFusion $25,000 at such time as Profusion provides us with the financial information necessary to audit the financial statements of PurFusion Group.  In the event the transactions contemplated by the Securities Purchase Agreement are not consummated, the $25,000 shall be treated as a demand loan. At closing of the Securities Purchase Agreement, we are required to pay the $180,000 cash purchase price for the shares of PurFusion Group, less any amounts we previously advanced to PurFusion Group.  We agreed to deliver the 247 Shares to Mr. Farrar upon execution of the Securities Purchase Agreement and following completion of the audit of PurFusion Group and following execution of a Technology Assignment and Transfer Agreement with Ross McCullough (see “Letter of Intent with Ross McCullough” below).

Consummation of our acquisition of the capital stock of PurFusion Group is subject to numerous conditions precedent including receipt of audited financial statements for PurFusion Group as well as our consummation of a Technology Assignment and Transfer Agreement with Ross McCullough (see below).  At the closing of the Securities Purchase Agreement the Company expects to enter into an Employment Agreement with Norman Farrar providing that Mr. Ferrar serve as President of Newco (see “Letter of Intent with Ross McCullough” below), in consideration for which Mr. Ferrar is expected to receive a salary of $125,00 per year, sales commissions commensurate with that paid to other salesmen, expense reimbursement (including car, cell phone and travel expenses) and an $850,000 earn-out based upon sales by the Company.  The terms of this agreement remain to be finalized.  In addition, Mr. Farrar will have the right to a seat on the Company’s board of directors.  As a condition to consummation of the agreement, PurFusion will also be designated as the exclusive marketing agent for the Company other than with respect to financial media-related products.

Letter of Intent with Ross McCullough

On September 17, 2007 we entered into a Letter of Intent with Ross McCullough to negotiate and enter into a Technology Assignment and Transfer Agreement relating to technology that we intend to use in connection with our streaming IPTV and IPRadio broadcasts.  The technology is designed to allow to use considerably less bandwidth during broadcasts than would other wise be required, and will permit us to have unlimited users by utilizing peer to peer technology.  The platform for the technology is Java based (which we understand is unique to the industry), and can run on all platforms including Windows, Linx, Apple.  Under the Technology Assignment and Transfer Agreement:

•
McCullough will assign and transfer to a newly created wholly-owned subsidiary of our subsidiary, Sovereign Research LLC (“Newco”), all of its right, title and interest in and to Avalon Java-based (a) Peer 3 Peer streaming application and (b) P2P video conferencing application;

•	Upon execution of the Technology Agreement, Newco will issue 35% of its issued and outstanding capital stock to McCullough, and we will issue 2,843,587 shares of our common stock to McCullough;
•
Newco’s board of directors will be comprised on one person selected by McCullough and one person selected by the Company, and all action by Newco’s board of directors requires a majority vote; McCullough will also be entitled to a seat on the Company’s board of directors;

•	Norman Farrar will be issued 5% of the issued and outstanding common stock of Newco;
•
We will seek to raise $1,500,000 for Newco and may sell shares of Newco owned by us in connection with such fund raising activities; funds raised in excess of $1,500,000 will be evidenced by newly issued shares of the Company, and all shareholders will be diluted on a proportionate basis with respect to any such additional funding;

•	Net revenues generated by Newco will be shares 80% by us and 20% by McCullough;
•	McCullough shall be engaged as Chief Technology Officer for Newco and be compensated at the rate of $75,000 per annum for such services.

We formed Newco in the State of Florida on October 9, 2007 under the name Xeco, Inc., and we expect to commence capital-raising activities, including to fund Newco, upon completion of organizational activities.

How we will generate revenues

It is anticipated that 247MGI will generate revenue from one or more of the following sources:

•	Fess for Studio Services, including rental of studio facilities, rental of Hybrid Player and ancillary services;
•	Production Fees for the production and transmission of IPTV and IPRadio broadcasts;
•	Advertising revenues from advertisers on IPTV and IPRadio broadcasts;
•	Fees for composing and disseminating press releases,
•	Fees for EDGAR filer services
•	Fees for the creation of advertising to be broadcast during IPTV and IPRadio programming; and
•	Fees for website development.

Plan of Operations

We require approximately $2,000,000 to satisfy our current obligations, fund our acquisition of PurFusion Group and to provide working capital for completion of our studio facilities, administrative expenses and the current development of our operations.  Should the agreement for the acquisition of PurFusion Group close, we have also agreed to pay up to $20,000 for extra taxes which may be imposed on Mr. Farrar.  We do not presently have any firm commitments for capital and we cannot assure you the necessary capital will be available to us, or if available, upon terms acceptable to us (see “Risk Factors”).

It will also be necessary for us to add human resources to produce the television show and make provision for back up personnel in case of emergency.  We will also require a cohesive business plan incorporating the assets we have acquired and intend to acquire, including projected revenues for the next 3 to 5 years along with industry research, to begin raising capital.  It is anticipated that we will issue equity in our company in order to raise the capital which we require.  The issuance of equity, from time to time, will cause dilution to our shareholders.  We expect capital-raising to commence during the fourth quarter of 2007.

Competition

Each anticipated product offering will compete against a number of existing companies currently offering those services.  In general, our primary competition will include financial news service providers and companies that offer audio and video interviews.  A number of companies, including SmallCapVoice.com, CEOcast, Inc., and sites such as MoneyTV.net, offer audio interviews.  We believe that Desert Son Media Corp. is our most direct competitor.  Through its website at tradersnation.com, the company allows for audience participation and has a large following.  We believe that expanding the typical five to eight minute interview show to a full 30 minutes devoted to one company including audience participation will provide us with a competitive advantage.

We will also compete against a number of wire services in the distribution of news releases.  In addition to the established, recognized wire services such as PR Newswire, Business Wire, the Associated Press (AP) and Reuters, we will also compete against an increasing number of smaller wire services which offer financial news distribution for their clients.  Several of these potential competitors have a limited audience as their services are only available to their subscriber base.  We will also complete directly with Prime Newswire, Inc., formerly known as PrimeZone, which is a press release newswire and multimedia service.

We will also compete against a number of EDGAR filer services, including Vintage Filings which is owned by PR Newswire, as well as a number of small EDGAR filer services including those operated by professional firms.  Finally, our multi-media creative agency will compete with a number of similar companies including SmallCap Voice, CEO Cast, Trader Nation and MN1.

In all of the foregoing, it is likely that each of our competitors will have a longer operating history, greater financial resources and a developed brand.  We face all of the challenges of a new business and there are no assurances that we will ever be able to effectively compete in our target markets.

Intellectual property

Our intellectual property will be critical to our business, and we may seek to protect our intellectual property through copyrights, trademarks, patents, trade secrets, confidentiality provisions in our customer, supplier, potential investors, and strategic relationship agreements, nondisclosure agreements with third parties, and invention assignment agreements with our employees and contractors, although we may not execute such agreements in every case. Our protection efforts may prove to be unsuccessful, and unauthorized parties may copy or infringe upon aspects of our software, services or other intellectual property rights.  In addition, these parties may develop similar technology independently.  Existing trade secret, copyright and trademark laws offer only limited protection and may not be available in every country in which we will offer our services.

In connection with our acquisition of assets from Media Holdings, we have also acquired rights to the domain names identified elsewhere in this report. As with telephone numbers, we do not have and do not believe we can protect our interest in Internet addresses; however, we intend to maintain our registration of these addresses and do not expect to lose our ability to continue to use them.

Property

Media Holdings is a party to a lease covering approximately 3,300 square feet of office and production space at 12247 NW 35th Street, Coral Springs, Florida.  We have reached agreement in principle with the landlord and Media Holdings to enter into a separate lease for 2,500 square feet of that space directly with the landlord, which we intend to use as a production studio for IPTV and IPRadio broadcasts and our executive offices.  We expect that the lease will be for a term expiring December 31, 2010, and that we will pay the unaffiliated landlord monthly rent in the amount of $2,650.

Employees

Except as otherwise described in this report, we anticipate that our sole officer, director and employee will continue to be Matthew P. Dwyer until such time as we are able to secure sufficient funding to engage additional personnel.

Risk Factors

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this Current Report on Form 8-K before you decide to purchase our securities.  If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our auditors have raised substantial doubts as to our ability to continue as a going concern.

Our consolidated financial statements as filed with the Securities and Exchange Commission have been prepared assuming we will continue as a going concern.  Since inception we have experienced recurring losses from operations, which losses have caused a total accumulated deficit of $11,645,123 at June 30, 2007.  In addition, for the year ended December 31, 2006 we reported a net loss of $428,766 and for the six months ended June 30, 2007 we reported a net loss of $290,949.  We had a working capital deficit of $573,158 at June 30, 2007 and no cash on hand.

These factors, among others, raise substantial doubt about our ability to continue as a going concern.  The report of our independent public registered accounting firm on our financial statements for the year ended December 31, 2006 raised substantial doubt about our ability to continue as going concern as a result of deficits in working capital and losses.  Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.  We anticipate that we will continue to incur losses in future periods and we will need to raise substantial amounts of capital to pay our current obligations and implement our business model.  No assurances can be given that adequate financing can be obtained to meet our capital needs.  Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing, and, ultimately, to attain profitability.  Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

There are no assurances that our business model will be successful.

While we believe that our business model will be well received by our target audience, there are no assurances that our assumption is correct or that we will be able to generate revenues from these operations.  We are subject to all the risks inherent in a early stage enterprise and our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business.

We will need additional financing which we may not be able to obtain on acceptable terms.  If we cannot raise additional capital as needed, our ability to execute our growth strategy will be in jeopardy.

We require approximately $2,000,000 to satisfy our current obligations, fund our acquisition of PurFusion Group and to provide working capital for completion of our studio facilities, administrative expenses and the current development of our operations.  Should the agreement for the acquisition of PurFusion Group close, we have also agreed to pay up to $20,000 for extra taxes which may be imposed on Mr. Farrar.We do not presently have any firm commitments for capital and we cannot assure you the necessary capital will be available to us, or if available, upon terms acceptable to us.  If we do not raise funds as needed, our ability to close the pending transactions, provide for current working capital needs, grow our company, and otherwise meet our contractual commitments is in jeopardy.  In that event we may be unable to implement our current business model and we could be forced to cease operations.

Our ability to consummate acquisitions of operating businesses has been hindered by pending and threatened litigation.

We have encountered difficulties in completing transactions with third parties who are reluctant to combine with our company due to our existing liabilities, actual and contingent, our history of lawsuits and the judgments against our company and the threat of new lawsuits.  As a result of our limited assets and lack of working capital, our ability to defend our company in these lawsuits is limited and we are also limited in our ability to defend claims or satisfy judgments.  So long as we are a party to pending litigation and the threat of additional litigation continues, we will continue to experience difficulties in acquiring sufficient operating assets or raise sufficient working capital to operate as a going concern.

There are no assurances we will execute the Technology Assignment and Transfer Agreement with Mr. McCullough.

Under the terms of the Letter of Intent entered into on September 12, 2007 with Mr. McCullough, as amended, as described elsewhere herein, we intend to enter into a Technology Assignment and Transfer Agreement to acquire Java-based technology that would substantially improve upon the quality of existing Internet streaming.  However, there are no assurances that we will ultimately enter into a definitive Technology Assignment and Transfer Agreement with Mr. McCollough, in which event, we will have to make arrangements to license similar alternative technology, and will not have the opportunity to benefit from the sale or license of what we believe would be attractive technology to third parties.  Investors in our company should not place undue reliance on the proposed Technology Assignment and Transfer Agreement when making an investment decision regarding our company.

There are no assurances we will close the acquisition of the PurFusion Group, or even if closed, that the PurFusion Group will allow us to operate on a profitable basis.

The closing of the acquisition of PurFusion Group as described elsewhere herein is subject to a number of conditions precedent, including the closing of the pending transaction with Mr. McCullough, the delivery by PurFusion Group of audited financial statements and the payment by us of the purchase price of $180,000.  We do not know if an audit in conformity with U.S. generally accepted accounting principles of the historical operations of PurFusion Group can be completed.  If for any reason an audit cannot be completed we will be unable to close the transaction.  We must also execute the Technology Assignment and Transfer Agreement with Mr. McCullough as a condition precedent to the closing of the acquisition of PurFusion Group and, as set forth above, there are no assurances that we will event enter into such agreement.  In addition, we do not presently have sufficient funds to pay the purchase price due upon closing of this acquisition and we will be dependent upon our success in raising additional financing to complete this acquisition.  There are no assurances that the conditions precedent to the closing of the transaction will be satisfied or that this transaction will close.  We have been involved in a previous attempt to acquire this company which was unsuccessful due to the threat of litigation against our company by a former member of our board of directors.  Investors in our company should not place undue reliance on the pending acquisition of the PurFusion Group when making an investment decision regarding our company.

In addition, even if we are able to consummate the acquisition of the Profusion Group of Companies, there is no assurance that PurFusion can operate on a profitable basis, or even if PurFusion is profitable, that 247MGI will achieve profitability.

The closing of the pending acquisition of PurFusion Group or the execution of the Technology Transfer and Assignment Agreement with Mr. McCullough and the formation of Newco will result in dilution to our existing shareholders.

Under the terms of the letter of intent with Mr. McCullough, at such time, if ever, that we enter into a Technology Assignment and Transfer Agreement as partial consideration we will issue 2,843,587 shares of our common stock.  This will represent approximately 9% of our then issued and outstanding common stock.  In addition, under the terms of the Securities Purchase Agreement for the acquisition of

PurFusion Group at closing we will issue the seller, Mr. Farrar, 11,058,211 shares of our common stock which will represent approximately 35% of the issued and outstanding shares as of the date hereof, including the securities issued to Mr. Farrar.  The issuance of these securities will be dilutive to our existing shareholders.

The closing of the pending acquisition of PurFusion Group or the execution of the Technology Transfer and Assignment Agreement with Mr. McCullough will result in a change to our board of directors.  Messrs. Farrar and McCullough will become principal shareholders of our company and could materially impact director and/or shareholder votes in future periods.

Our board of directors is currently comprised of one director, Mr. Matthew P. Dwyer, who is also our principal shareholder owning or controlling approximately 75% of our outstanding common stock.  If the transactions with PurFusion Group and Mr. McCullough close, and assuming the issuance of no additional securities in financing transactions or otherwise, Mr. Dwyer's voting control would drop to approximately 54% and Messrs. Farrar and McCullough would collectively hold approximately 27% voting control.  Under the terms of the letter of intent with Mr. McCullough, at such time, if ever, that we enter into a Technology Assignment and Transfer Agreement Mr. McCullough he will be entitled to a seat on our board of directors.  In addition, under the terms of the Securities Purchase Agreement for the acquisition of PurFusion Group at closing Mr. Farrar will also have a right to a seat on our board of directors.  Assuming both Messrs. McCullough and Farrar avail themselves of their rights, should these individuals vote together on matters brought before our board they would have the ability to control the actions of our board.  While their ability, assuming they act jointly, to ultimately control our company is limited given that Mr. Dwyer will retain voting control over a majority of our outstanding common stock, Messrs. Farrar and McCullough will also be significant shareholders of our company and could impact shareholder votes in future actions.

We may be unsuccessful in establishing and maintaining brand awareness and brand identity is critical to our company.

Our success in our target market will depend on our ability to create and maintain brand awareness for our offerings.  We have only recently commenced our efforts to establish a brand image and cannot assure you that we will ever be successful in these efforts.  To penetrate our target markets, we may be required to devote significant funds to creating and maintaining brand awareness.  We have limited capital to devote to these efforts and we may not generate a corresponding increase in revenue to justify these costs. The majority of our competitors are larger than us and have substantially greater financial resources and many of the companies offering similar services have already established their brand identity within the marketplace.  We can offer no assurances that we will be successful in establishing awareness of our brand allowing us to compete in our target market.  If we are unable to effectively compete for users in our target markets our ability to generate revenues and continue our operations could be in jeopardy.

Our continued issuance of shares of common stock in payment of management compensation and consulting fees and upon the conversion of indebtedness is dilutive to our existing shareholders.

Due to our lack of revenues and income, we have historically paid compensation to our Chief Executive Officers and certain other officers and consultants through the issuance of shares of our common stock, including shares issued and issuable upon the exercise of options.  In some cases, the shares have been issued, including upon the exercise of options, at less than fair market value.  In addition, from time to time, lenders, including management, have converted our indebtedness to them into shares of our common stock.  The issuance of these shares is dilutive to the equity ownership of our shares by other shareholders and the issuance of shares at less than fair market value is dilutive to the book value of our common stock.  Our lack of revenues may require that we continue to dilute shareholders through the issuance of our shares to management and consultants and upon conversion of debt.

There is uncertainty concerning the status of shares of our subsidiary that were distributed to our shareholders.

In December 2004 we distributed shares of our former subsidiary, Total Digital Communications, to our shareholders.  Subsequent to the distribution, we determined that the assets that were acquired by our subsidiary prior to the distribution did not exist and that we and Total Digital Communications have asserted that we had been fraudulently induced to purchase the assets.  As a result, we notified the seller of claims we have against it, and demanded rescission of the asset purchase agreement, including its return of the 10,000,000 shares of Total Digital Communications issued to the seller under the asset purchase agreement.  To date, the seller has not complied with our demands and has denied wrongdoing, and we have filed suit against the seller in Broward Circuit Court.  The court awarded summary judgment in our favor; however we do not currently have the resources to pursue a default judgment against the seller, nor do we believe that any judgment we may be awarded can be collected.  In light of the foregoing, the opinion of counsel that caused the shares of Total Digital Communications to be issued without legend has been withdrawn, and we are treating the shares of Total Digital Communications that were distributed to our shareholders as restricted securities.  At this time, it is our understanding that Total Digital Communications has no assets and there is no market for the shares of Total Digital Communications.  At this time, we cannot determine whether we will reacquire Total Digital Communications as a subsidiary, the legal status of the shares of Total Digital Communications that were distributed to our shareholders, or otherwise predict the impact that the foregoing facts will have on our operations.

Start-up expenses and future losses will adversely affect our operations.

Because of significant up-front expenses required to enter into new businesses, we anticipate that we will continue to incur losses for the foreseeable future until revenues are sufficient to cover our operating costs, if ever.  As a result of our lack of operating history, investors have no basis upon which to accurately forecast our revenues, gross and operating margins or net results.  As with any new business, it is likely that we will experience delays and cost overruns which will further add to our projected losses. Accordingly, our business model may not be successful and we may never be profitable.

Our management may be unable to effectively integrate the acquisition of the PurFusion Group or any future acquisitions we may enter into or otherwise manage any future growth, and we may be unable to fully realize any anticipated benefits of any acquisition.

Our business strategy includes growth through acquisition and internal development.  We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies.  Acquired companies’ histories, geographical locations, business models and business cultures can be different from ours in many respects.  If we consummate the acquisition of PurFusion Group or one or more additional acquisitions, our directors and senior management will face a significant challenge in their efforts to integrate the businesses of the acquired companies or assets, and to effectively manage our continued growth.  There can be no assurance that our efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful or that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized.  The dedication of management resources to these efforts may detract attention from our day-to-day business.  There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.

Our strategy of seeking joint ventures or strategic alliances may be unsuccessful.

Our revenue model is dependent upon establishing joint ventures with various newsletters.  In addition, we may also choose to otherwise expand our operations by entering into joint ventures or other strategic alliances with other parties.  Any such transaction would be accompanied by the risks commonly encountered in such transactions.  These include, among others, the difficulty of assimilating the operations and personnel and other various factors.  There can be no assurance should we enter into any strategic alliance with a third party that we will be successful in overcoming these risks or any other problems encountered in connection with joint ventures or other strategic alliances.

We depend on the continued services of our executive officer and on our ability to attract and maintain other qualified employees.

Our future success depends on the continued services of Mr. Matthew P. Dwyer, our sole executive officer.  The loss of his services would be detrimental to us and could have a material adverse effect on our business, financial condition and results of operations.  We do not currently maintain key-man insurance on his life.  Our future success is also dependent on our ability to identify, hire, train and retain other qualified managerial and other employees.  Competition for these individuals is intense and increasing.  We may not be able to attract, assimilate, or retain qualified technical and managerial personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Our common stock is quoted in the over the counter market on the Pink Sheets and an active and visible trading market for our common stock may not develop.

Our common stock is currently quoted on a limited basis on the Pink Sheets under the symbol “TOFS.”  The quotation of our common stock on the Pink Sheets does not assure that a meaningful, consistent and liquid trading market currently exists.  We cannot predict whether a more active market for our common stock will develop in the future.  In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;
•	market visibility for our common stock may be limited; and
•	a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The sale of shares eligible for future sale could have a depressive effect on the market price for our common stock; Rule 144 is not currently available for resales of our common stock.

As of October 10, 2007 there were 32,772,614 shares of common stock issued and outstanding.  Of the currently issued and outstanding shares, 7,807,611 shares are presently held in street name and an additional approximately 105,000 restricted shares of common stock have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144").  Unless registered on a form other than a registration statement on Form S-8, the resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144.  In general, Rule 144 permits our shareholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock.  Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three-month period prior to resale), such restricted shares can be sold without any volume limitation.  Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

Rule 144 is not currently available to permit resales of our common stock because, at this time, we are not current in our reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”).  In addition, in May 2007 the Securities and Exchange Commission proposed changes to Rule 144 which, if adopted, who prohibit reliance on Rule 144 for sales of securities of shell companies until at least 90 days have lapsed from the time the issuer is no longer considered a shell company and certain other conditions are satisfied.  At such time, if any, as we have filed all reports that we are required to file under the Exchange Act, holders of our common stock who meet the requirements for resales under Rule 144 will be able to do so if they so desire, assuming that the pending rule change by the SEC is not final.  If the proposed rule change is adopted in substantially the form proposed, even if we were current in our reporting obligations, Rule 144 would not be available to holders of our common stock until we satisfied the conditions applying to former shell companies.

Because our stock currently trades below $5.00 per share, and is quoted on the Pink Sheets, our stock is considered a "penny stock" which can adversely affect its liquidity.

For so long as the trading price of our common stock is less than $5.00 per share, our common stock is considered a "penny stock," and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.  Finally, as a penny stock we may not be entitled to the protections provided by the Private Securities Litigation Reform Act of 1995.

Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our shareholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our shareholders may be called, and may delay, defer or prevent a takeover attempt.  In addition, certain provisions of the Florida Business Corporations Act also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested shareholders.

In addition, our articles of incorporation authorize the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors, of which 1,000,000 shares have been designated as Series AA Preferred Stock.  Our board of directors may, without shareholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have reduced protections against interested director transactions, conflicts of interest and other matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.  Some of these measures have been adopted in response to legal requirements.  Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed.  Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors.  If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors.  It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.

As directed by Section 404 ("SOX 404") of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-KSB.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls.  Presently, we will become subject to compliance with SOX 404 for our fiscal year ending December 31, 2007.  While we have yet to being evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our annual report on Form 10-KSB beginning with our report for the fiscal year ending December 31, 2008, we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404. At present, there is no precedent available with which to measure compliance adequacy.  Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors.  In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing as needed from time to time could suffer.

We engage in a number of related party transactions which inherently involve conflicts of interest and may not always be on terms as favorable as we could receive from non-affiliated third parties.

Historically have engaged in a number of transactions with Matthew P. Dwyer, our President and CEO, and other affiliated parties, and we anticipate that we will continue to engage in such transactions in future periods.  These transactions include but are not limited to the conversion of indebtedness we have incurred to our affiliates and the acquisition of assets and/or businesses from affiliates or entities owned or created by such affiliates.  To the extent that these transactions are entered into with Mr. Dwyer and/or entities affiliated with him, and Mr. Dwyer is our sole officer and directors, such transactions will inherently involve conflicts of interest.  While we do not intend to enter into any transaction that we do not believe is fair to us based upon all attendant facts and circumstances. In light of these conflicts of interest we cannot assure you that the terms of these transactions will always be as favorable to us as we might receive from non-affiliated third parties.  Purchasers of our common stock are reliant upon management's judgment as to the reasonableness and fairness of the terms of the various transactions.

It is not possible to foresee all risks that may affect us.  Moreover, we cannot predict whether we will successfully effectuate our current business plan.  Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in the shares and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

ITEM 7.01                      Regulation FD Disclosure

On August 29, 2007 we issued a press release announcing the company's business objectives and its stock capitalization.  A copy of this release is furnished as Exhibit 99.1 to this report.

On each of August 31, 2007 and September 6, 2007 we issued press releases relating to our acquisition of assets from 247 Media Holdings, LLC as described above.  Copies of these releases are furnished as Exhibits 99.2 and 99.3, respetively, to this report.

On September 11, 2007 we issued a press release announcing our agreement to acquire PurFusion Group of Companies, Inc. as described above.  A copy of this release is furnished as Exhibit 99.4 to this report.

On September 18, 2007 we issued a press release announcing the execution of a letter of intent to acquire certain technology from Ross McCullough as described above.  A copy of this release is furnished as Exhibit 99.5 to this report.

The Company elects to disclose the information in the press releases furnished pursuant to Regulation FD. The exhibits to this report relating to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 8.01                      Other Information

    On September 26, 2007 the Company received a letter from Dawson James Securities stating they were terminating the Consulting Agreement entered into on March 16th, 2007.  We had previsouly disclosed our intent to to terminate our relationship with Dawson James.

On August 29, 2007, our board of directors approved an amendment to our Articles of Incorporation reducing the number of shares of common stock we are authorized to issue to 90,000,000 shares.  The amendment will become effective following approval of the amendment by our shareholders and the filing of an amendment to our Articles with the Secretary of State of Florida.

In June 2006, January 2007 and June 2007, the Company received letters from attorneys purportedly representing Dr. Martin Peskin, a former officer and director of the Company, asserting allegations arising out of loans and investments made by Dr. Peskin in the Company and other companies currently or formerly affiliated with our Chief Executive Officer.  The most recent letters dispute the amount of money owed by the Company to Dr. Peskin, and assert various claims against us, our Chief Executive Officer and several of his current or former affiliates.  The June 2007 attorney’s letter seeks treble damages on alleged claims of $357,500.  The Company believes that its records of the amount it owes Dr. Peskin are accurate and that the amount owed to Dr. Peskin does not exceed $25,187, in part based on information previously supplied by Dr. Peskin, and the Company disputes the merits of Dr. Peskin’s claims.  In October 2007, our counsel agreed to accept service of process in a lawsuit in which Dr. Peskin seeks to pursue his purported claims against the Company.

ITEM 9.01                      Financial Statements and Exhibits

Exhibit No.                                           Description

10.29	Asset Purchase Agreement dated as of August 31, 2007 by and between 247MGI, Inc., Sovereign Research, LLC and 247 Media Holdings, LLC.
10.30	Asset Purchase Agreement dated as of September 10, 2007 by and between Sovereign Research, LLC and PurFusion Group of Companies, Inc.
10.31	Letter of Intent dated September 12, 2007, as amended on October 10, 2007, by and between 247MGI, Inc. and Ross McCullough
99.1	Press release dated August 29, 2007.
99.2	Press release dated August 31, 2007.
99.3	Press release dated September 6, 2007.
99.4	Press release dated September 11, 2007.
99.5	Press release dated September 18, 2007.
99.6	Press release dated October 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

247MGI, Inc.

October 12, 2007	By: /s/ Matthew P. Dwyer
Matthew P. Dwyer, President and Chief executive officer